CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of ETF Series Solutions and to the use of our report dated August 29, 2024 on the financial statements and financial highlights of Bahl & Gaynor Income Growth Fund, a series of shares of Investment Managers Series Trust. Such financial statements and financial highlights appear in the 2024 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 20, 2025